Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-54871, 033-54873, 033-54875, 333-39531, 333-39533, 333-49371, 333-61897, 333-80967, 333-46228, 333-56146, 333-108033, 333-119472, 333-137483, 333-144957, 333-153801, 333-160247, 333-175609, 333-185587, and 333-192412 on Form S-8, of our reports dated March 28, 2014, relating to the consolidated financial statements and financial statement schedule of Best Buy Co., Inc., and subsidiaries (“the Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs concerning the Company’s sale of Best Buy Europe and mindSHIFT Technologies, Inc. and the Company’s change in fiscal year end from the Saturday nearest the end of February to the Saturday nearest the end of January, effective for fiscal year 2013), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the fiscal year ended February 1, 2014.

Minneapolis, Minnesota
March 28, 2014